Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2019 THIRD QUARTER

San Antonio, TX, November 7, 2019 – iHeartMedia, Inc. (NASDAQ: IHRT) today reported financial results for the quarter ended September 30, 2019. IHRT completed the listing of its shares on the NASDAQ stock exchange (ticker: “IHRT”) on July 18, 2019.
Financial Highlights

▪	Delivered strong results in the quarter with year-over-year increase in consolidated revenue driven by growth in our Digital and Networks revenue streams

▪	Excluding the impact of political revenue, we grew revenue across all of our businesses, demonstrating continued momentum and execution against key initiatives

▪
Continued to generate robust cash from operating activities and Free Cash Flow[1], increasing our cash position to $277.1 million; on track to reach goal of $375 - $400 million of cash on the balance sheet at year-end

Third Quarter

▪	Revenue of $948.3 million, up 3.0% year-over-year

–	Excluding political revenue[1], revenue increased 4.9%, driven by growth across all revenue streams

–	Digital revenue increased 33.4% year-over-year

▪	Operating income of $140.8 million was down 24.6% year-over-year

▪	Adjusted EBITDA[1] of $274.7 million, up 0.3% year-over-year

▪	Cash provided by operating activities from continuing operations of $180.3 million, up 16.0% year-over-year

▪	Free Cash Flow[1] of $151.5 million, up 11.9% year-over-year

Year-to-Date

▪	Revenue of $2,657.5 million, up 2.8% year-over-year

–	Excluding political revenue[1], revenue increased 4.1%

–	Digital revenue increased 31.6% year-over-year

▪	Operating income of $341.6 million was down from $430.2 million in the nine months ended September 30, 2018

▪	Adjusted EBITDA[1] of $694.6 million, up 3.9% year-over-year

2019 Full Year Guidance

▪	Reaffirming consolidated revenue growth in the low single digits

▪	Adjusted EBITDA margins expected to be 27-29%[2]

▪	Expect to generate Free Cash Flow of $100 - $125 million in the fourth quarter of 2019, resulting in expected cash balance at year-end of $375 - $400 million[2]

–	Available cash anticipated to be used primarily for debt reduction

1See Supplemental Disclosure Regarding Non-GAAP Financial Information.

2The Company has not presented Adjusted EBITDA full year guidance or a calculation of the Adjusted EBITDA margins or a reconciliation of Free Cash Flow full year guidance included in this press release to the most closely comparable GAAP measures because doing so would require unreasonable efforts due to the variability, complexity and low visibility of reorganization and restructuring expenses and other items described under Supplemental Disclosure Regarding Non-GAAP Financial Information that are excluded from Adjusted EBITDA and Free Cash Flow, as applicable. We expect the uncertainty of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.

Statement from Senior Management

“During the third quarter, our integrated multi-platform approach to meeting listeners wherever they are continues to drive our strong performance, and we’re seeing momentum across all of our businesses - from broadcast radio to digital, social, podcasts and live events,” said Bob Pittman, Chairman and Chief Executive Officer of iHeartMedia, Inc. This quarter, we advanced our offerings of goal-oriented marketing solutions to advertisers, expanding our addressable pool beyond radio. And we continued to strengthen our leadership position in our podcasting business, announcing multiple new partnerships and a slate of exciting new content. Looking ahead, iHeartMedia is well-positioned to continue to grow our leadership position in the audio space.”

“When iHeartMedia returned to the public equity markets, we set clear goals to increase our share of radio advertising spend, tap into TV and digital advertising revenue pools, and extend our leadership in podcasting and drive sponsorship revenue,” said Rich Bressler, President, Chief Operating Officer and Chief Financial Officer. “Our results demonstrate significant progress against these goals and we are pleased with the revenue growth we’ve seen across the board. We continue to work to build long-term shareholder value, and de-leveraging remains a key priority.”

Consolidated Results of Operations
GAAP and Non-GAAP Measures

(In thousands)	Successor Company	Predecessor Company
	Three Months Ended September 30,	Three Months Ended September 30,	%
	2019	2018	Change
Revenue	$948,338	$920,492	3.0%
Operating income	$140,822	$186,844	(24.6)%
Adjusted EBITDA[1]	$274,656	$273,804	0.3%
Net income	$12,374	$71,783	(82.8)%
Cash provided by operating activities from continuing operations	$180,341	$155,528	16.0%
Free cash flow from continuing operations[1]	$151,471	$135,386	11.9%

(In thousands)	Successor Company	Predecessor Company	Non-GAAP Combined[2]	Predecessor Company
	Period from May 2, 2019 through September 30,	Period from January 1, 2019 through May 1,	Nine Months Ended September 30,	Nine Months Ended September 30,	%
	2019	2019	2019	2018	Change
Revenue	$1,583,984	$1,073,471	$2,657,455	$2,585,028	2.8%
Operating income	$274,510	$67,040	$341,550	$430,193	(20.6)%
Adjusted EBITDA[1]	$469,409	$225,149	$694,558	$668,561	3.9%
Net income (loss)	$51,167	$11,165,113	$11,216,280	$(427,547)	nm
Certain prior period amounts have been reclassified to conform to the 2019 presentation of financial information throughout the press release.

[1]
See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) cash provided by operating activities from continuing operations to Free Cash Flow from continuing operations and (iv) revenue, excluding political advertising revenue, to revenue. See also the definition of Adjusted EBITDA, Free Cash Flow and Adjusted EBITDA margin under the Supplemental Disclosure section in this release.

[2]	See Supplemental Disclosure Regarding Non-GAAP Financial Information.

Third Quarter 2019 Results
In the third quarter of 2019, we saw solid revenue growth of 3.0% year-over-year and 4.9% excluding the impact of political revenue. Our traditional radio business, which is comprised of our Broadcast and Networks revenue streams, is stable and growing. Broadcast revenue declined by (0.6)% on a reported basis and increased 0.4% excluding the impact of political revenue, while Networks grew 9.2% year-over-year driven primarily by growth in our Total Traffic & Weather network. Networks also grew sequentially by almost 300 basis points over the second quarter. Our growth was also driven by our Digital revenue stream, which grew 33.4%. Digital revenue growth was primarily driven by growth in podcasting, as well as other digital revenue. Audio & Media Services declined (14.3)% on a reported basis and increased by 0.2% excluding the impact of political revenue. Political revenue primarily impacts our Broadcast and Audio & Media Services revenue, and therefore these revenue streams tend to show greater variance in non-political years. Sponsorships increased by 4.4% year-over-year. Importantly, all of our revenue streams grew year-over-year excluding the impact of political revenue, demonstrating the continued momentum in our business.

Direct operating expenses increased 8.3% driven primarily by expenses resulting from our acquisitions of Stuff Media and Jelli in the fourth quarter of 2018, digital royalties, content costs and production expenses from higher podcasting and digital subscription revenue. SG&A expenses increased 3.6% driven by higher fees related to increased digital revenue, along with higher employee costs, primarily resulting from the acquisitions of Stuff Media and Jelli in the fourth quarter of 2018
Operating income decreased 24.6% due primarily to higher depreciation and amortization expense as a result of fresh start accounting applied upon our emergence from bankruptcy and share-based compensation expense in connection with our new equity incentive plan.
Adjusted EBITDA grew year-over-year by 0.3% to $274.7 million with margins of 29.0%. Adjusted EBITDA margins declined modestly year-over-year, down from 29.7% in the prior-year period, due to comparisons against a mid-term political election year in 2018, as well as increased costs in the third quarter 2019 associated with our prior acquisitions of Stuff Media and Jelli. Additionally, the decrease in political revenue, which is our highest-margin revenue stream and which was second-half-weighted in 2018, and changes in overall revenue mix contributed to revenue growth outpacing Adjusted EBITDA growth in the third quarter.
We generated robust operating cash flow of $180.3 million, up 16.0% year-over-year and free cash flow of $151.5 million, up 11.9% year-over-year, consistent with our stated goal of achieving $375 - $400 million of cash on the balance sheet by year-end.
YTD 2019 Results
We also saw solid revenue growth over the first nine months of 2019 on a year-over-year basis. Revenue for the nine months ended September 30, 2019 increased 2.8% year-over-year and 4.1% excluding the impact of political revenue. Our growth was driven primarily by our Digital and Networks revenue streams, which grew 31.6% and 6.8%, respectively. Podcasting was the primary driver of our Digital revenue growth, while growth in our Networks business was driven by both our Total Traffic & Weather network and our Premiere network. Broadcast revenue declined slightly, by (0.9)% on a reported basis, and grew 0.2% excluding the impact of political revenue. Audio & Media Services declined (6.0)% on a reported basis and increased by 2.7% excluding the impact of political revenue. Political revenue primarily impacts our Broadcast and Audio & Media Services revenue streams, creating greater variance between political and non-political years. Sponsorships increased by 4.0% year-over-year. Similar to the third quarter, on a year-to-date basis all of our revenue streams grew year-over-year excluding the impact of political revenue
Direct operating expenses increased 8.0% compared to the prior year on a year-to-date basis, driven primarily by growth-driven variable expenses such as digital royalties, content and production costs related to our podcasts, as well as higher costs resulting from our acquisitions of Stuff Media and Jelli in the fourth quarter of 2018. SG&A expenses for the nine months ended September 30, 2019 were essentially flat compared to the prior year
Operating income decreased 20.6% due primarily to higher depreciation and amortization expense as a result of fresh start accounting applied upon our emergence from bankruptcy and share-based compensation expense in connection with our new equity incentive plan.
Adjusted EBITDA for the nine-month period grew 3.9% year-over-year to $694.6 million, with margins increasing to 26.1% from 25.9%.
Liquidity and Financial Position
As of September 30, 2019, we had $277.1 million of cash on our balance sheet. For the nine months ended September 30, 2019, cash provided by operating activities from continuing operations was $256.0 million, cash used for investing activities from continuing operations was $82.6 million and cash used for financing activities from continuing operations was $112.3 million.
Capital expenditures for the nine months ended September 30, 2019 were $82.5 million compared to $47.4 million in the nine months ended September 30, 2018. We estimate total capital expenditures for 2019 will be between $110 million and $120 million.
Our primary sources of liquidity are cash on hand, which consisted of $277.1 million as of September 30, 2019, cash flow from operations and borrowing capacity under our ABL Facility. As of September 30, 2019, we had no borrowings outstanding under the ABL Facility, a facility size of $450.0 million and $49.2 million of outstanding letters of credit, resulting in $400.8 million of excess availability.
On August 7, 2019, we completed the sale of $750.0 million in aggregate principal amount of 5.25% Senior Secured Notes due 2027 in a private placement. We used the net proceeds from the notes, together with cash on hand, to prepay at par $740.0 million of borrowings outstanding under our term loan facility. This transaction was accretive to projected earnings and Free Cash Flow.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Successor Company	Predecessor Company
	Three Months Ended September 30,	Three Months Ended September 30,	%
	2019	2018	Change
Broadcast Radio[1]	$573,048	$576,460	(0.6)%
Digital	96,656	72,447	33.4%
Networks	160,133	146,587	9.2%
Sponsorship and Events	55,541	53,191	4.4%
Audio and Media Services[1]	59,873	69,823	(14.3)%
Other	4,986	3,595	38.7%
Eliminations	(1,899)	(1,611)
Revenue, total[1]	$948,338	$920,492	3.0%

(In thousands)	Successor Company	Predecessor Company	Non-GAAP Combined	Predecessor Company
	Period from May 2, 2019 through September 30,	Period from January 1, 2019 through May 1,	Nine Months Ended September 30,	Nine Months Ended September 30,	%
	2019	2019	2019	2018	Change
Broadcast Radio[2]	$963,588	$657,864	$1,621,452	$1,635,571	(0.9)%
Digital	160,894	102,789	263,683	200,388	31.6%
Networks	265,559	189,088	454,647	425,619	6.8%
Sponsorship and Events	87,331	50,330	137,661	132,339	4.0%
Audio and Media Services[2]	100,410	69,362	169,772	180,582	(6.0)%
Other	9,222	6,606	15,828	15,413	2.7%
Eliminations	(3,020)	(2,568)	(5,588)	(4,884)
Revenue, total[2]	$1,583,984	$1,073,471	$2,657,455	$2,585,028	2.8%
1Excluding the impact of the decrease in political revenue, Revenue from Broadcast Radio, from Audio and Media Services and in Total increased by 0.4%, 0.2% and 4.9%, respectively. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.
2Excluding the impact of the decrease in political revenue, Revenue from Broadcast Radio, from Audio and Media Services and in Total increased by 0.2%, 2.7% and 4.1%, respectively. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results on November 7, 2019, at 8:30 a.m. Eastern Time. The conference call number is (800) 230-1074 (U.S. callers) and (612) 234-9960 (International callers) and the passcode for both is 472759. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investor.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 475-6701 (U.S. callers) and (320) 365-3844 (International callers) and the passcode for both is 472759. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia, Inc. (NASDAQ: IHRT) is the number one audio company in America based on consumer reach. The Company's leadership position in audio extends across multiple platforms, including through more than 850 live broadcast stations; through its iHeartRadio service, which is available across more than 250 platforms and 2,000 devices including smart speakers, smartphones, TVs and gaming consoles; through its influencers; social; live events; podcasting; and information services for local communities. The company uses its unparalleled national reach to target both nationally and locally on behalf of its advertising partners, and uses the latest technology solutions to transform the company's products and services for the benefit of its consumers, communities, partners and advertisers. More information is available at investor.iheartmedia.com.

For further information, please contact:
Media
Wendy Goldberg
Executive Vice President and Chief Communications Officer
(212) 377-1105
Investors
Kareem Chin
Senior Vice President and Head of Investor Relations
(212) 377-1336

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries, including iHeartMedia Capital I, LLC and iHeartCommunications, Inc., to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about our business plans, strategies and initiatives, our expectations about certain markets and our liquidity, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Various risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Successor Company	Predecessor Company
	Three Months Ended September 30,	Three Months Ended September 30,	%
	2019	2018	Change
Revenue	$948,338	$920,492	3.0%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	290,971	268,606	8.3%
Selling, general and administrative expenses (excludes depreciation and amortization)	341,353	329,436	3.6%
Corporate expenses (excludes depreciation and amortization)	70,044	56,699	23.5%
Depreciation and amortization	95,268	43,295
Impairment charges	—	33,150
Other operating expense, net	(9,880)	(2,462)
Operating income	$140,822	$186,844	(24.6)%
Depreciation and amortization	95,268	43,295
Impairment charges	—	33,150
Other operating expense, net	9,880	2,462
Share-based compensation expense	17,112	456
Restructuring and reorganization expenses	11,574	7,597
Adjusted EBITDA[1]	$274,656	$273,804	0.3%

(In thousands)	Successor Company	Predecessor Company	Non-GAAP Combined[2]	Predecessor Company
	Period from May 2, 2019 through September 30,	Period from January 1, 2019 through May 1,	Nine Months Ended September 30,	Nine Months Ended September 30,	%
	2019	2019	2019	2018	Change
Revenue	$1,583,984	$1,073,471	$2,657,455	$2,585,028	2.8%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	475,262	359,696	834,958	773,424	8.0%
Selling, general and administrative expenses (excludes depreciation and amortization)	568,493	436,345	1,004,838	1,003,728	0.1%
Corporate expenses (excludes depreciation and amortization)	104,434	66,020	170,454	162,075	5.2%
Depreciation and amortization	154,651	52,834	207,485	175,546
Impairment charges	—	91,382	91,382	33,150
Other operating expense, net	(6,634)	(154)	(6,788)	(6,912)
Operating income	$274,510	$67,040	$341,550	$430,193	(20.6)%
Depreciation and amortization	154,651	52,834	207,485	175,546
Impairment charges	—	91,382	91,382	33,150
Other operating expense, net	6,634	154	6,788	6,912
Share-based compensation expense	20,151	498	20,649	1,628
Restructuring and reorganization expenses	13,463	13,241	26,704	21,132
Adjusted EBITDA[1]	$469,409	$225,149	$694,558	$668,561	3.9%
Certain prior period amounts have been reclassified to conform to the 2019 presentation of financial information throughout the press release.

[1]
See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) cash provided by operating activities from continuing operations to Free Cash Flow from continuing operations and (iv) revenue, excluding political advertising revenue, to revenue. See also the definition of Adjusted EBITDA, Free Cash Flow and Adjusted EBITDA margin under the Supplemental Disclosure section in this release.

[2]	See Supplemental Disclosure Regarding Non-GAAP Financial Information.

TABLE 2 - Statements of Operations

(In thousands)	Successor Company	Predecessor Company
	Three Months Ended September 30,	Three Months Ended September 30,
	2019	2018
Revenue	$948,338	$920,492
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	290,971	268,606
Selling, general and administrative expenses (excludes depreciation and amortization)	341,353	329,436
Corporate expenses (excludes depreciation and amortization)	70,044	56,699
Depreciation and amortization	95,268	43,295
Impairment charges	—	33,150
Other operating expense, net	(9,880)	(2,462)
Operating income	140,822	186,844
Interest expense	100,967	2,097
Loss on investments, net	1,735	186
Equity in loss of nonconsolidated affiliates	(1)	(30)
Other expense, net	(12,457)	(281)
Reorganization items, net	—	(52,475)
Income from continuing operations before income taxes	29,132	132,147
Income tax expense	(16,758)	(10,873)
Income from continuing operations	12,374	121,274
Loss from discontinued operations, net of tax	—	(49,491)
Net income	12,374	71,783
Less amount attributable to noncontrolling interest	—	1,705
Net income attributable to the Company	$12,374	$70,078

(In thousands)	Successor Company	Predecessor Company	Non-GAAP Combined	Predecessor Company
	Period from May 2, 2019 through September 30,	Period from January 1, 2019 through May 1,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2019	2019	2019	2018
Revenue	$1,583,984	$1,073,471	$2,657,455	$2,585,028
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	475,262	359,696	834,958	773,424
Selling, general and administrative expenses (excludes depreciation and amortization)	568,493	436,345	1,004,838	1,003,728
Corporate expenses (excludes depreciation and amortization)	104,434	66,020	170,454	162,075
Depreciation and amortization	154,651	52,834	207,485	175,546
Impairment charges	—	91,382	91,382	33,150
Other operating expense, net	(6,634)	(154)	(6,788)	(6,912)
Operating income	274,510	67,040	341,550	430,193
Interest (income) expense, net	170,678	(499)	170,179	333,843
Gain (loss) on investments, net	1,735	(10,237)	(8,502)	9,361
Equity in loss of nonconsolidated affiliates	(25)	(66)	(91)	(93)
Other income (expense), net	(21,614)	23	(21,591)	(22,755)
Reorganization items, net	—	9,461,826	9,461,826	(313,270)
Income (loss) from continuing operations before income taxes	83,928	9,519,085	9,603,013	(230,407)
Income tax benefit (expense)	(32,761)	(39,095)	(71,856)	9,828
Income (loss) from continuing operations	51,167	9,479,990	9,531,157	(220,579)
Income (loss) from discontinued operations, net of tax	—	1,685,123	1,685,123	(206,968)
Net income (loss)	51,167	11,165,113	11,216,280	(427,547)
Less amount attributable to noncontrolling interest	—	(19,028)	(19,028)	(10,732)
Net income (loss) attributable to the Company	$51,167	$11,184,141	$11,235,308	$(416,815)

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for September 30, 2019 and December 31, 2018:

	Successor Company	Predecessor Company
(In millions)	September 30, 2019	December 31, 2018
Cash	$277.1	$224.0
Total Current Assets	1,271.2	2,235.0
Net Property, Plant and Equipment	834.0	502.2
Total Assets	10,934.9	12,269.5
Current Liabilities (excluding current portion of long-term debt)	582.9	1,201.5
Long-term Debt (including current portion of long-term debt)	5,809.0	46.1
Shareholders’ Equity (Deficit)	2,846.9	(11,560.3)
Included within the Predecessor Company's Consolidated Balance Sheet as of December 31, 2018 were current assets, long-term assets, current liabilities and long-term liabilities of $1,015.8 million, $3,351.5 million, $729.8 million and $5,872.3 million, respectively, of the Company's Outdoor business classified as discontinued operations.
Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA for the three months and nine months ended September 30, 2019 and 2018. Adjusted EBITDA is defined as consolidated Operating income adjusted to exclude restructuring and reorganization expenses included within Direct operating expenses, Selling, General and Administrative expenses, (“SG&A”) and Corporate expenses and share-based compensation expenses included within Corporate expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges and Other operating income (expense), net. Alternatively, Adjusted EBITDA is calculated as Net income (loss), adjusted to exclude (Income) loss from discontinued operations, net of tax, Income tax (benefit) expense, Interest expense, Depreciation and amortization, Reorganization items, net, Other (income) expense, net, Gain (loss) on investments, net, Impairment charges, Other operating (income) expense, net, Share-based compensation, and restructuring and reorganization expenses. Restructuring expenses primarily include severance expenses incurred in connection with cost saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Reorganization expenses primarily include the amortization of retention bonus amounts paid or payable to certain members of management directly as a result of the Reorganization.
Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, operating income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with operating income, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.

We define Free cash flow from (used for) continuing operations ("Free Cash Flow") as Cash provided by (used for) operating activities from continuing operations less capital expenditures, which is disclosed as Purchases of property, plant and equipment by continuing operations in the Company's Consolidated Statements of Cash Flows. We use Free Cash Flow, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow is meaningful to investors because it provides them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations. In addition, we believe that Free Cash Flow helps improve investors' ability to compare our liquidity with that of other companies. Since Free Cash Flow is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Cash provided by operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow is not necessarily a measure of our ability to fund our cash needs.
The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.
As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating income, (ii) Adjusted EBITDA to net income (loss), (iii) cash provided by operating activities from continuing operations to Free Cash Flow from continuing operations and (iv) revenue, excluding political advertising revenue, to revenue.
Predecessor - Successor Presentation
Our financial results for the periods from January 1, 2019 through May 1, 2019 and for the three and nine months ended September 30, 2018 are referred to as those of the “Predecessor” period. Our financial results for the period from May 2, 2019 through September 30, 2019 are referred to as those of the “Successor” period. Our results of operations as reported in our Consolidated Financial Statements for these periods are prepared in accordance with GAAP. Although GAAP requires that we report on our results for the period from January 1, 2019 through May 1, 2019 and the period from May 2, 2019 through September 30, 2019 separately, management views the Company’s operating results for the nine months ended September 30, 2019 by combining the results of the applicable Predecessor and Successor periods because such presentation provides the most meaningful comparison of our year-to-date results to prior periods.
The Company cannot adequately benchmark the operating results of the period from May 2, 2019 through September 30, 2019 against any of the previous periods reported in its Consolidated Financial Statements without combining it with the period from January 1, 2019 through May 1, 2019 and does not believe that reviewing the results of this period in isolation would be useful in identifying trends in or reaching conclusions regarding the Company’s overall operating performance. Management believes that the key performance metrics such as revenue, operating income and Adjusted EBITDA for the Successor period when combined with the Predecessor period provides more meaningful comparisons to other periods and are useful in identifying current business trends. Accordingly, in addition to presenting our results of operations as reported in our Consolidated Financial Statements in accordance with GAAP, the tables and discussion included within this press release also present the combined results for the nine months ended September 30, 2019.
The combined results for the nine months ended September 30, 2019, which we refer to herein as the results for the "nine months ended September 30, 2019" represent the sum of the reported amounts for the Predecessor period from January 1, 2019 through May 1, 2019 and the Successor period from May 2, 2019 through September 30, 2019. These combined results are not considered to be prepared in accordance with GAAP and have not been prepared as pro forma results per applicable regulations. The combined operating results do not reflect the actual results we would have achieved absent our emergence from bankruptcy and may not be indicative of future results.

Reconciliation of Operating Income to Adjusted EBITDA

(In thousands)	Successor Company	Predecessor Company
	Three Months Ended September 30,	Three Months Ended September 30,	%
	2019	2018	Change
Operating income	$140,822	$186,844	(24.6)%
Depreciation and amortization	95,268	43,295
Impairment charges	—	33,150
Other operating expense, net	9,880	2,462
Share-based compensation expense	17,112	456
Restructuring and reorganization expenses	11,574	7,597
Adjusted EBITDA	$274,656	$273,804	0.3%

(In thousands)	Successor Company	Predecessor Company	Non-GAAP Combined[2]	Predecessor Company
	Period from May 2, 2019 through September 30,	Period from January 1, 2019 through May 1,	Nine Months Ended September 30,	Nine Months Ended September 30,	%
	2019	2019	2019	2018	Change
Operating income	$274,510	$67,040	$341,550	$430,193	(20.6)%
Depreciation and amortization	154,651	52,834	207,485	175,546
Impairment charges	—	91,382	91,382	33,150
Other operating expense, net	6,634	154	6,788	6,912
Share-based compensation expense	20,151	498	20,649	1,628
Restructuring and reorganization expenses	13,463	13,241	26,704	21,132
Adjusted EBITDA	$469,409	$225,149	$694,558	$668,561	3.9%

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

(In thousands)	Successor Company	Predecessor Company
	Three Months Ended September 30,	Three Months Ended September 30,
	2019	2018
Net income	$12,374	$71,783
Loss from discontinued operations, net of tax	—	49,491
Income tax expense	16,758	10,873
Interest expense, net	100,967	2,097
Depreciation and amortization	95,268	43,295
EBITDA from continuing operations	$225,367	$177,539
Reorganization items, net	—	52,475
Gain on investments, net	(1,735)	(186)
Other expense, net	12,457	281
Equity in loss of nonconsolidated affiliates	1	30
Impairment charges	—	33,150
Other operating expense, net	9,880	2,462
Share-based compensation expense	17,112	456
Restructuring and reorganization expenses	11,574	7,597
Adjusted EBITDA from continuing operations	$274,656	$273,804

(In thousands)	Successor Company	Predecessor Company	Non-GAAP Combined	Predecessor Company
	Period from May 2, 2019 through September 30,	Period from January 1, 2019 through May 1,	Nine Months Ended September 30,	Nine Months Ended September 30,
	2019	2019	2019	2018
Net income (loss)	$51,167	$11,165,113	$11,216,280	$(427,547)
(Income) loss from discontinued operations, net of tax	—	(1,685,123)	(1,685,123)	206,968
Income tax (benefit) expense	32,761	39,095	71,856	(9,828)
Interest (income) expense, net	170,678	(499)	170,179	333,843
Depreciation and amortization	154,651	52,834	207,485	175,546
EBITDA from continuing operations	$409,257	$9,571,420	$9,980,677	$278,982
Reorganization items, net	—	(9,461,826)	(9,461,826)	313,270
(Gain) loss on investments, net	(1,735)	10,237	8,502	(9,361)
Other (income) expense, net	21,614	(23)	21,591	22,755
Equity in loss of nonconsolidated affiliates	25	66	91	93
Impairment charges	—	91,382	91,382	33,150
Other operating expense, net	6,634	154	6,788	6,912
Share-based compensation expense	20,151	498	20,649	1,628
Restructuring and reorganization expenses	13,463	13,241	26,704	21,132
Adjusted EBITDA from continuing operations	$469,409	$225,149	$694,558	$668,561

Reconciliation of Cash provided by operating activities from continuing operations to Free cash flow from continuing operations

(In thousands)	Successor Company	Predecessor Company
	Three Months Ended September 30,	Three Months Ended September 30,
	2019	2018
Cash provided by operating activities from continuing operations	$180,341	$155,528
Purchases of property, plant and equipment by continuing operations	(28,870)	(20,142)
Free cash flow from continuing operations	$151,471	$135,386

Reconciliation of Revenue, excluding Political Advertising Revenue, to Revenue

(In thousands)	Successor Company	Predecessor Company
	Three Months Ended September 30,	Three Months Ended September 30,	% Change
	2019	2018
Consolidated revenue	$948,338	$920,492	3.0%
Excluding: Political revenue	(7,151)	(23,125)
Consolidated revenue, excluding effects of political revenue	$941,187	$897,367	4.9%

Audio revenue	$890,364	$852,280	4.5%
Excluding: Political revenue	(5,600)	(11,528)
Audio revenue, excluding effects of political revenue	$884,764	$840,752	5.2%

Audio & media services revenue	$59,873	$69,823	(14.3)%
Excluding: Political revenue	(1,551)	(11,597)
Audio & media services revenue, excluding effects of political revenue	$58,322	$58,226	0.2%

(In thousands)	Successor Company	Predecessor Company	Non-GAAP Combined	Predecessor Company
	Period from May 2, 2019 through September 30,	Period from January 1, 2019 through May 1,	Nine Months Ended September 30,	Nine Months Ended September 30,	% Change
	2019	2019	2019	2018
Consolidated revenue	$1,583,984	$1,073,471	$2,657,455	$2,585,028	2.8%
Excluding: Political revenue	(10,347)	(4,777)	(15,124)	(47,210)
Consolidated revenue, excluding effects of political revenue	$1,573,637	$1,068,694	$2,642,331	$2,537,818	4.1%

Audio revenue	$1,486,594	$1,006,677	$2,493,271	$2,409,330	3.5%
Excluding: Political revenue	(8,269)	(3,980)	(12,249)	(29,087)
Audio revenue, excluding effects of political revenue	$1,478,325	$1,002,697	$2,481,022	$2,380,243	4.2%

Audio & media services revenue	$100,410	$69,362	$169,772	$180,582	(6.0)%
Excluding: Political revenue	(2,078)	(797)	(2,875)	(18,123)
Audio & media services revenue, excluding effects of political revenue	$98,332	$68,565	$166,897	$162,459	2.7%